UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2003

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5.  Other Events and Required FD Disclosure:

On November 25, 2003, the Board of Commercial Federal Corporation (the Corporation) announced a 25% increase in its regular quarterly cash dividend to $0.125 per share. The cash dividend is payable January 9, 2004 to shareholders of record on December 26, 2003.

In addition, the Board authorized the repurchase of up to three million shares of the Corporation’s outstanding common stock, which represents 7% of the 42,381,367 shares outstanding as of September 30, 2003. This repurchase plan is expected to be completed by June 2005. These repurchases can be made at any time and in any amount, depending upon market conditions and various other factors. Any repurchase generally will be on the open-market, although privately negotiated transactions are also possible. In compliance with Nebraska law, all repurchased shares will be cancelled.

Information regarding this announcement is set forth in the press release dated November 25, 2003, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

(c)	Exhibits

Exhibit 99.1 Press release dated November 25, 2003

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION
(Registrant)

Date: November 25, 2003	/s/ David S. Fisher
David S. Fisher
Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

3